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                   FOURTH AMENDMENT TO CREDIT AGREEMENT


                        Dated as of March 24, 1999

                                 Between

            INTERNATIONAL COMFORT PRODUCTS CORPORATION (CANADA)
        (formerly known as Inter-City Products Corporation (Canada))
                        as Borrower and Loan Party

                                  and

                     G.C. McDONALD SUPPLY LIMITED
                             as McDonald

                                  and

                     THE LENDER OR LENDERS NAMED IN
                         THE CREDIT AGREEMENT
                              as Lenders

                                  and

                  GENERAL ELECTRIC CAPITAL CANADA INC.
                               as Agent

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                            MCMILLAN BINCH
                             ------------
                       BARRISTERS & SOLICITORS

                 FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement dated as of March 24, 1999 (this "Fourth Amendment") between INTERNATIONAL COMFORT PRODUCTS CORPORATION (CANADA) (formerly known as Inter-City Products Corporation (Canada)), a Canada Corporation ("Borrower"), each of the lenders listed on the signature pages hereof or which pursuant to Section 10.2 of the Credit Agreement becomes a "Lender" (each, a "Lender", and, collectively, "Lenders"), and GENERAL ELECTRIC CAPITAL CANADA INC., a Canada corporation, as agent hereunder for Lenders (in such capacity, together with its successors in such capacity, "Agent").

RECITALS

A. Borrower, G.C. McDonald Supply Limited ("McDonald"), Agent and Lenders are parties to a Credit Agreement dated as of December 19, 1996, as amended by First Amendment to Credit Agreement dated as of May 13, 1998 between Borrower, McDonald, Agent and Lenders, as further amended by Second Amendment to Credit Agreement dated as of July 21, 1998 between Borrower, McDonald, Agent and Lenders, and as further amended by Third Amendment to Credit Agreement dated as of January 31, 1999 between Borrower, McDonald, Agent and Lenders (the "Credit Agreement").

B. Pursuant to a dissolution agreement made as of January 31, 1999 Borrower has assumed all of the assets and undertakings of McDonald including McDonald's rights and obligations under the Credit Agreement.

C. Borrower has requested that Agent and Lenders further amend the Credit Agreement and waive certain provisions of the Credit Agreement to permit Borrower to acquire the Purchased Assets and assume the Assumed Liabilities of Dettson Inc. ("Dettson") and Granby Steel Tank Inc. ("Granby") (collectively, the "Vendors"), pursuant to a purchase agreement made as of March 10, 1999 (the "Purchase Agreement").

D. Agent and Lenders have agreed to grant Borrower's request upon the terms and conditions set out in this Fourth Amendment.

 FOR VALUE RECEIVED, the parties agree as follows:

SECTION 1 - INTERPRETATION

1.1 Definitions. In addition to the defined terms appearing above, capitalized terms used in this Fourth Amendment have (unless otherwise provided elsewhere in this Fourth Amendment) the meanings given to them in the Credit Agreement, and

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                                 -2-

(1) Acquisition means the purchase of the Purchased Assets and the assumption of the Assumed Liabilities contemplated in the Purchase Agreement;

(2)     Assumed Liabilities has the meaning given to it in the Purchase
        Agreement;

(3)     Credit Agreement has the meaning given to it in Recital A;

(4)     Effective Date has the meaning given to it in Section 3.1;

(5)     ICP means International Comfort Products Corporation; and

(6)     Purchased Assets has the meaning given to it in the Purchase Agreement.

1.2 Incorporation into Credit Agreement. The Credit Agreement and this Fourth Amendment shall henceforth be read together and shall have the effect as if all the provisions of such agreements were contained in one instrument.

1.3 Section Titles. The Section titles contained in this Fourth Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Fourth Amendment.

1.4 Interpretation. Except as otherwise provided for herein, the rules of construction set forth in Annex A of the Credit Agreement shall govern the interpretation of this Fourth Amendment. References to Sections contained in the text of this Fourth Amendment, unless otherwise indicated, are references to the Credit Agreement.

SECTION 2 - REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1 Representations and Warranties. To induce Agent and Lenders to enter into this Fourth Amendment, Borrower makes the following representations and warranties to Agent and Lenders with respect to Borrower, which representations and warranties shall continue to be effective as of and after the Effective Date and shall be continuously made until the Termination Date:

        (1) the execution, delivery and performance by Borrower of this Fourth Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate and shareholder action, are not in contravention of any provision of Borrower's articles, certificate of incorporation, bylaws or other organizational documents, will not violate any Applicable Laws, will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, will not result in the creation or imposition of any Lien upon any of the property of Borrower, and do not require the consent or approval of any Governmental Body or any other Person;

        (2) this Fourth Amendment has been duly authorized, executed and delivered by Borrower and this Fourth Amendment and the Credit Agreement, as amended by this Fourth Amendment, constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally;

        (3) after giving effect to this Fourth Amendment, no Default or Event of Default shall have occurred and be continuing;

        (4) upon the completion of the Acquisition, no Default or Event of Default shall have occurred and be continuing; and

        (5) the book value of the Purchased Assets less the book value of the Assumed Liabilities following any adjustments contemplated or permitted under the Purchase Agreement will not be less than $14.8 million.

2.2 Representations and Warranties in Credit Agreement. Borrower represents and warrants that all representations and warranties contained in the Credit Agreement are or were correct on the dates made or deemed to be made.

2.3 Covenants. Borrower covenants and agrees with Agent and Lenders that, unless Agent shall otherwise consent in writing with the agreement of the Required Lenders, from and after the date hereof and until the Termination
Date:

        (1) Borrower will make available to Agent at all reasonable times all agreements, consents from third parties and other documents evidencing the Acquisition, disclosure documents provided to Borrower in contemplation of the Acquisition and all material contracts, licences, agreements, instruments, leases, and permits related to or comprising the Purchased Assets and the Assumed Liabilities, and each such document, agreement, schedule, consent, licence, contract, instrument, lease or permit shall be complete in all respects and duly executed and delivered by the relevant parties thereto;

        (2) Borrower will deliver to Agent or cause to be delivered to Agent within 7 days of the Effective Date copies of all agreements or documents disclosed in Schedule 3.25 of the Credit Agreement; and

        (3) Borrower will deliver to Agent within 45 days of the Effective Date a copy of the audited balance sheet setting out the respective book values of the Purchased Assets and the Assumed Liabilities together with projections of (a) a capital budget (including planned capital expenditures), (b) operating profit and loss, (c) cash flows, and (d) balance sheets, in each case on a monthly basis for the three month period ending on June 30, 1999 and on an annual basis until the

                Commitment Termination Date, each of which is included in an operating plan approved by the Senior Vice-President, Canadian Operations of Borrower, in a manner acceptable to Agent in both form and substance, to reflect the capital and debt structure of Borrower after giving effect to the Acquisition. The projections shall be made in compliance with the full disclosure requirements set out in Section 3.16 of the Credit Agreement.

SECTION 3  -  CONDITIONS PRECEDENT

3.1 Conditions to the Effectiveness of the Fourth Amendment. This Fourth Amendment shall be effective as of March 24, 1999 (the "Effective Date") but shall only become effective on the date upon which the following conditions have been fulfilled to the satisfaction of Agent:

        (1) Borrower delivers to Agent (i) a copy of this Fourth Amendment duly executed by Borrower; and (ii) an update of the Schedules to the Credit Agreement in accordance with the terms of the Credit Agreement to reflect the completion of the Acquisition and to provide Agent and Lenders with accurate information upon completion of the Acquisition;

        (2) the representations and warranties contained in Section 2 above be true and correct on the date hereof based upon the information contained in the updated Schedules to the Credit Agreement, as if made on and with reference to such date;

        (3) Agent shall have been provided with fully executed copies of the Purchase Agreement and all schedules, exhibits, annexes and appendices thereto and any agreement, instrument, disclosure statement, contract or document of any kind related to the Acquisition which could have a Material Adverse Effect;

        (4) Agent shall have received a Postponement, Subordination and Assignment Agreement executed by ICP (USA) and Borrower in favour of Agent and Lenders with respect to Indebtedness owing by Borrower to ICP(USA), other than Indebtedness of Borrower to ICP(USA) permitted under Section 6.3 (h) of the Credit Agreement, in form and substance satisfactory to Agent;

        (5) The Purchased Assets shall be acquired by Borrower free and clear of all claims, interests, liens, hypothecary interests, security interests, charges, mortgages, or encumbrances of any kind other than Permitted Encumbrances and Agent shall have received discharges and releases in form and substance satisfactory to Agent in respect of all such interests in the Purchased Assets;

        (6) Agent shall have received evidence satisfactory to Agent of insurance coverage required under Section 5.5 of the Credit Agreement insuring all of the Purchased Assets; and
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                                 -5-


        (7) Agent shall have received supplements to each Schedule to the Credit Agreement as required pursuant to Section 5.8 of the Credit Agreement setting out all information required to be disclosed or necessary in order to make Borrower's representations and warranties in the Credit Agreement true and complete upon the completion of the Acquisition.

SECTION 4 - AMENDMENTS TO CREDIT AGREEMENT

4.1     Amendments to Section 3 - Representations and Warranties

(1)     Amendment to Section 3.22.  On and after the Effective Date, Section
3.22 of the Credit Agreement is amended and restated as follows:

        3.22 Corporate Structure. Borrower is a wholly owned Subsidiary of ICP. Borrower has no active Subsidiaries other than Thermomax Inc. Each of McDonald, M.T.R. Controls Ltd., M.T.R. Controls (Manitoba) Ltd., and Have Wholesale Ltd. are wholly owned inactive Subsidiaries which carry on no activities, are not party to any agreements with any Person for any reason, own no assets and have no debts or liabilities of any kind, except in each case as is necessary in order to give effect to their respective dissolutions. Borrower has no other Subsidiaries.

4.2     Amendments to Section 6 - Negative Covenants

(1) Amendment to Section 6.2. On and after the Effective Date, Section 6.2 of the Credit Agreement is amended and restated as follows:

        6.2 Investments. No Loan Party shall, directly or indirectly, make, maintain any Investment except:

                (a)     as otherwise permitted by Sections 6.3, 6.4 or 6.6;

                (b) Investments outstanding on the date hereof and listed in Schedule 6.2, but not any additional Investment therein;

                (c) Cash Equivalents acquired, made or renewed only when there are no Obligations in respect of Revolving Credit Loans against which amounts deposited to the Collection Accounts can be applied;

                (d) demand deposit accounts maintained in the ordinary course of business and in accordance with Annex B and in which the aggregate amount on deposit in all such accounts does not at any time exceed the amount referred to in Section 6.24;

                (e) Investments in the shares of Thermomax Inc. or loans or other financial assistance to Thermomax Inc. which shall not exceed in the aggregate $400,000.

(2) Amendment to Section 6.3. On and after the Effective Date, Section 6.3 of the Credit Agreement is amended and restated as follows:

        6.3 Indebtedness. No Loan Party shall create, incur, assume or permit to exist any Indebtedness, except:

                (a)     the Obligations;

                (b)     deferred Taxes as shown on the Financials;

                (c) Capital Lease Obligations and Purchase-Money Indebtedness permitted under clause (d) of Section 6.7;

                (d) the ICP Indebtedness and any accrued but unpaid interest thereon;

                (e) the ICP(USA) Indebtedness and any accrued but unpaid interest thereon;

                (f) the Emerson Indebtedness and any accrued but unpaid interest thereon;

                (g) other Indebtedness set forth in Schedule 3.9, but not any increase in the amount of any thereof, and any amendment, refinancing or refunding of any thereof shall be on terms no less favourable than the terms in existence on the Closing Date (as determined by Agent) to any Loan Party, the Agent or any Lender;

                (h)     trade credit incurred by Borrower in favour of ICP
                        (USA) in accordance with Section 6.4; and

                (i) Indebtedness on account of deferred purchase price in connection with the Dettson Purchase Agreement.

(3) Amendment to Section 6.4. On and after the Effective Date, Section 6.4 of the Credit Agreement is amended by deleting on the third line "(other than another Loan Party)" and inserting in its place "(other than Investments permitted under Section 6.2(e))".

(4) Amendment to Section 6.16(a). On and after the Effective Date, Section 6.16(a) of the Credit Agreement is amended by deleting on the third line "$100,000" and inserting in its place "$900,000".

(5) Amendment to Section 6.16(b). On and after the Effective Date, Section 6.16(b) of the Credit Agreement is amended by deleting on the third line "$100,000" and inserting in its place "$125,000".

SECTION 5 - AMENDMENTS TO ANNEXES TO CREDIT AGREEMENT

5.1     Amendments to Annex A - Definitions: Rules of Construction

(1) Amendment to Annex A, Section 1, Definition of "Affiliate Corporation". On and after the Effective Date, the definition of "Affiliate Corporation" in
Section 1 of Annex A of the Credit Agreement is amended and restated as follows:

        Affiliate Corporation means any of ICP, CHL, ICP (USA) or
        Thermomax Inc.

(2) Amendment to Annex A, Section 1, Definition of "Assumed Liabilities". On and after the Effective Date, Section 1 of Annex A of the Credit Agreement is amended by inserting the following definition of "Assumed Liabilities" in applicable alphabetical order:

        Assumed Liabilities has the meaning given to it in the Dettson Purchase Agreement.

(3) Amendment to Annex A, Section 1, Definition of "Dettson Purchase Agreement". On and after the Effective Date, Section 1 of Annex A of the Credit Agreement is amended by inserting the following definition of "Dettson Purchase Agreement" in applicable alphabetical order:

        Dettson Purchase Agreement means the purchase agreement entered into as of March 10, 1999 between Dettson Inc. and Granby Steel Tank Inc., and completed March 24, 1999.

(4) Amendment to Annex A, Section 1, Definition of "ICP(USA) Indebtedness". On and after the Effective Date, Section 1 of Annex A of the Credit Agreement is amended by inserting the following definition of "ICP (USA) Indebtedness" in applicable alphabetical order:

        ICP (USA) Indebtedness means all present and future
        Indebtedness, other than Indebtedness permitted under Section
        6.3 (h), advanced to Borrower by ICP (USA) which for greater certainty shall be subordinated on the terms set out in the ICP Postponement and Subordination Agreement.

(5) Amendment to Annex A, Section 1, Definition of "ICP(USA) Postponement and Subordination Agreement". On and after the Effective Date, Section 1 of Annex A of the Credit Agreement is amended by inserting the following definition of "ICP(USA) Postponement and Subordination Agreement" in applicable alphabetical order:

        ICP Postponement and Subordination Agreement means the
        Postponement, Subordination and Assignment Agreement made as of March 24, 1999 between ICP(USA), Borrower and Agent.

(6) Amendment to Annex A, Section 1, Definition of "Purchased Assets". On and after the Effective Date, Section 1 of Annex A of the Credit Agreement is amended by inserting the following definition of "Purchased Assets" in applicable alphabetical order:

        Purchased Assets has the meaning given to it in the Dettson Purchase Agreement.

5.2     Amendments to Annex B - Cash Management System

(1) Amendment to Annex B, paragraph (a). On and after the Effective Date, paragraph (a) of Annex B to the Credit Agreement is amended on the third and fourth lines by deleting the following "and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes".

5.3 Amendment to Section 1(a) of Annex G - Minimum Operating Cash Flow to Interest Expense Ratio. On and after the Effective Date, Section 1(a) of Annex G to the Credit Agreement is amended and restated as follows:

        (a) Minimum Operating Cash Flow to Interest Expense Ratio. Borrower shall maintain (or cause to be maintained):

                (1) as of the end of the Fiscal Quarter ending on March 31, 1999, for the Rolling Period, a ratio of:

                (i) Adjusted EBITDA in respect of that Rolling Period, minus Capital Expenditures made during that Rolling Period, to

                (ii)    Interest Expense during such Rolling Period,

                of not less than 0.7:1, calculated without reference to the Purchased Assets acquired and Assumed Liabilities assumed pursuant to the Dettson Purchase Agreement;

                (2) as of the end of each Fiscal Quarter ending on and after June 30, 1999, for each Rolling Period, a ratio of:

                (i) Adjusted EBITDA in respect of such Rolling Period, minus Capital Expenditures made during such Rolling Period, to

                (ii) Interest Expense during such Rolling Period, of not less than 1.25:1, calculated without reference to the Purchased Assets acquired and Assumed Liabilities assumed pursuant to the Dettson Purchase Agreement as well as a ratio of:

                (iii) Adjusted EBITDA in respect of such Rolling Period, minus Capital Expenditures made during such Rolling Period, to

                (iv)    Interest Expense during such Rolling Period,

                of not less than 1.25:1.

SECTION 6 - WAIVERS TO PERMIT ACQUISITION

6.1 Restrictions. Under the terms of the Credit Agreement, Borrower is prohibited from:

        (1) acquiring all or substantially all of the assets or shares of any Person or acquiring any subsidiary, pursuant to Section 6.1;

        (2) engaging in any business other than the business currently engaged in, pursuant to Section 6.5;

        (3) making Capital Expenditures in excess of $1,250,000 in the aggregate in respect of any Fiscal Year, pursuant to Section
                6.12 and Annex G.

6.2 Waivers. In reliance on the agreements, reaffirmation, restatement and representations and warranties of the Credits Parties set out herein, and subject to the satisfaction of the conditions precedent contained in Section
3 above, Agent hereby consents to the completion of the Acquisition by Borrower and waives Sections 6.1, 6.5 and 6.12 solely as they relate to the completion of the Acquisition by Borrower.

6.3 Limitation. Borrower agrees that, except for the specific consent and waiver contained in Section 6.2 above, nothing herein shall be deemed to be a waiver of any covenant or agreement contained in the Credit Agreement or any other Loan Document.

SECTION 7 - CALCULATION OF BORROWING BASE

7.1     Audit of Purchased Assets.   For greater certainty, Borrower
acknowledges and agrees that none of the Purchased Assets shall constitute Eligible Accounts or Eligible Inventory until such time as Agent has conducted all due diligence deemed necessary by Agent in Agent's sole discretion, including without limitation the completion of an audit, and any Environmental Assessment deemed necessary or prudent by Agent, the satisfactory review of Borrower's compliance with Environmental Laws with respect to the Purchased Assets, and such Purchased Assets qualify as Eligible Accounts or Eligible Inventory, as applicable, in accordance with the provisions of the Credit Agreement.

SECTION 8 - REAFFIRMATION OF LOAN DOCUMENTS

8.1 Reaffirmation. Borrower acknowledges and agrees that all of the Loan Documents executed and delivered pursuant to the Credit Agreement remain in full force and effect and hereby reaffirm all of the terms thereof.

SECTION 9 - MISCELLANEOUS

9.1 Amendment of Credit Agreement. The Credit Agreement has not been amended or otherwise modified in any respect except pursuant to this Fourth Amendment, and the Credit Agreement, as amended by this Fourth Amendment, is in full force and effect.

9.2 Remedies. The rights and remedies of Agent and Lenders under this Fourth Amendment shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lenders may have under any other agreement, including the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

9.3 Severability. Wherever possible, each provision of this Fourth Amendment shall be interpreted in such manner as to be effective and valid under Applicable Laws, but if any provision of this Fourth Amendment shall be prohibited by or invalid under Applicable Laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Fourth Amendment.

9.4 Enurement. This Fourth Amendment shall be binding upon and shall enure to the benefit of, Borrower, Agent and Lenders and their respective successors and the assigns, transferees and endorsees of Agent and any Lenders. Nothing in this Fourth Amendment, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder, any benefit or any legal or equitable right, remedy or claim under this Fourth Amendment.

9.5 Further Assurances. Borrower shall, from time to time, upon each request by Agent, at Borrower's cost and expense, make, do, execute, or cause to be made, done or executed, all such further and other lawful acts, documents and assurances whatsoever which Agent determines in its reasonable opinion may be necessary in order to give effect to the provisions, purposes and intent of this Fourth Amendment and to complete the transactions contemplated by this Fourth Amendment.

9.6 Governing Law. Except as otherwise provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Fourth Amendment and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the Province of Ontario applicable to contracts made and performed in such Province, and any laws of Canada applicable therein without reference to principles of conflicts of law. Borrower hereby consents and agrees that the courts located in the Province of

Ontario shall have non-exclusive jurisdiction to hear and determine any claims or disputes between Borrower, Agent and Lenders pertaining to this Fourth Amendment or to any matter arising out of or relating to this Fourth Amendment; provided that nothing in this Fourth Amendment shall be deemed to or shall operate to preclude Agent from bringing suit or taking other legal action in any other jurisdiction to collect amounts owing under this Fourth Amendment, realize on the Collateral or any other security for the obligations or to enforce a judgment or other court order in favour of Agent. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court and Borrower hereby waives any objection which Borrower may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of process issued in any such action or suit and agrees that service of process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 11.9 of the Credit Agreement and that service so made shall be deemed completed upon the earlier of Borrower's actual receipt thereof or three Business Days after deposit in the Canadian mail, proper postage prepaid; provided, however, that if service of a process has been made by mail and before the Fourth Business Day after mailing there is a discontinuance or interruption of regular postal service so that such service of process cannot be reasonably expected to be completed within three Business Days after mailing, such service of process shall be deemed to have been completed upon Borrower's actual receipt thereof.

9.7 Loan Document. For greater certainty, this Fourth Amendment constitutes a Loan Document.

9.8 Counterparts. This Fourth Amendment may be executed in any number of separate counterparts which, collectively, shall constitute one Fourth Amendment.

IN WITNESS WHEREOF the parties have executed this Fourth Amendment as of the date first written above.


                                     INTERNATIONAL COMFORT PRODUCTS
                                     CORPORATION (CANADA)


                                     By: /s/
                                     Name:
                                     Title:

                                     GENERAL ELECTRIC CAPITAL CANADA
                                     INC., as Agent


                                     By: /s/
                                     Name:
                                     Title:

                                     GENERAL ELECTRIC CAPITAL CANADA
                                     INC., as Lender


                                     By: /s/
                                     Name:
                                     Title:



The provisions of the foregoing Fourth Amendment to Credit Agreement are hereby acknowledged and consented to as of March 24, 1999.

                                     INTERNATIONAL COMFORT PRODUCTS
                                     CORPORATION

                                     By: /s/
                                     Name:
                                     Title:

                                     By: /s/
                                     Name:
                                     Title: